Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated June 16, 2021, except for the Liquidity section of Note 1 and the Going Concern section of Note 18 as to which the date is November 5, 2021, in the Registration Statement (Amendment No. 2 to Form S-1) and related Prospectus of Science 37 Holdings, Inc. for the registration of up to 103,576,231 shares of its common stock.

/s/ Ernst and Young LLP

Los Angeles, California

January 20, 2022